UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 7, 2018
Etsy, Inc.

(Exact name of registrant as specified in its charter)
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Delaware	001-36911	20-4898921
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

117 Adams Street
Brooklyn, New York 11201
(Address of principal executive offices, including zip code)
(718) 880-3660
(Registrant's telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders
Etsy, Inc. (“Etsy”) held its 2018 Annual Meeting of Stockholders (the “Annual Meeting”) on June 7, 2018. Stockholders voted on the proposals set forth below.

1.	Proposal 1 - Election of Directors

Each of the Class III director nominees to the Board of Directors was elected to serve until Etsy's 2021 Annual Meeting of Stockholders and until his or her successor has been elected and qualified. The results of the voting were as follows:

Director Name	Votes For	Votes Withheld	Broker Non-Votes
Gary S. Briggs	77,974,171	1,125,880	22,998,094
Edith W. Cooper	78,001,649	1,098,402	22,998,094
Melissa Reiff	53,047,765	26,052,286	22,998,094

2.	Proposal 2 - Ratification of the Appointment of Independent Registered Public Accounting Firm

Stockholders ratified the appointment of PricewaterhouseCoopers LLP as Etsy’s independent registered public accounting firm for the fiscal year ending December 31, 2018. The results of the voting were as follows:

Votes For	Votes Against	Abstentions
101,516,879	156,174	415,092

3.	Proposal 3 - Advisory Vote on Executive Compensation

Stockholders approved, on an advisory basis, the compensation of Etsy's named executive officers, as disclosed in Etsy's Proxy Statement for the Annual Meeting. The resulting of the voting were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
46,594,328	32,266,136	239,587	22,988,094

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ETSY, INC.

By: /s/ Jill Simeone_______
Jill Simeone
General Counsel & Secretary
Date: June 11, 2018